STAG INDUSTRIAL ANNOUNCES FOURTH QUARTER AND FULL YEAR
2018 RESULTS

Boston, MA — February 13, 2019 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended December 31, 2018.

“Fourth quarter results were a fitting conclusion to another strong year for STAG" said Ben Butcher, Chief Executive Officer of the Company. “2018’s portfolio disposition, record acquisition volume, and balance sheet strength showcased the ability of our organization to drive continued bottom line per share growth moving into 2019.”

Fourth Quarter and Full Year 2018 Highlights

•
Reported $0.40 of net income per basic and diluted common share for the fourth quarter of 2018, as compared to $0.06 of net income per basic and diluted common share for the fourth quarter of 2017. Reported $44.3 million of net income attributable to common stockholders for the fourth quarter of 2018 compared to net income attributable to common stockholders of $6.1 million for the fourth quarter of 2017. For the year ended December 31, 2018, net income attributable to common stockholders was $82.4 million as compared to net income of $21.1 million in 2017.

•
Achieved $0.46 of Core FFO per diluted share for the fourth quarter of 2018, an increase of 4.5% compared to the fourth quarter of 2017 of $0.44. Generated Core FFO of $52.6 million for the fourth quarter of 2018 compared to $44.5 million for the fourth quarter of 2017, an increase of 18.2%. For the year ended December 31, 2018, Core FFO increased 20.9% in the aggregate compared to the same period last year and Core FFO per diluted share increased 5.3% compared to the same period last year.

•
Generated Cash NOI of $73.1 million for the fourth quarter of 2018, an increase of 14.3% compared to the fourth quarter of 2017 of $64.0 million. For the year ended December 31, 2018, Cash NOI increased 14.4% in the aggregate compared to the same period last year.

•	Acquired 17 buildings in the fourth quarter of 2018, consisting of 3.3 million square feet, for $217.9 million with a weighted average Capitalization Rate of 6.6%.

•	Sold eight buildings in the fourth quarter of 2018, consisting of 1.9 million square feet for $119.5 million, resulting in a gain of $39.9 million.

•	Achieved an Occupancy Rate of 95.5% on the total portfolio and 95.8% on the Operating Portfolio as of December 31, 2018.

•	Executed Operating Portfolio leases for 2.6 million square feet for the fourth quarter of 2018, resulting in a Cash Rent Change and Straight-line Rent Change of 8.0% and 16.4%, respectively.

•	Experienced 81.2% Retention for 1.3 million square feet of leases expiring in the quarter.

•
Produced Same Store cash NOI growth of 0.1% for the fourth quarter of 2018 compared to the fourth quarter of 2017, and 0.3% for the year ended December 31, 2018 compared to the year ended December 31, 2017.

•	Raised gross proceeds of $114.0 million of equity through the Company's at-the-market offering ("ATM") program for the fourth quarter of 2018.

•	On December 19, 2018, the company received an investment grade rating from Moody's Investor Services of Baa3 with a stable outlook.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, February 14, 2019 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

FOURTH QUARTER 2018 KEY FINANCIAL MEASURES

	Three months ended December 31,			Year ended December 31,
Metrics	2018	2017	% Change	2018	2017	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$44,256	$6,124	622.7%	$82,385	$21,131	289.9%
Net income per common share — basic	$0.40	$0.06	566.7%	$0.80	$0.24	233.3%
Net income per common share — diluted	$0.40	$0.06	566.7%	$0.79	$0.23	243.5%
Cash NOI	$73,129	$63,970	14.3%	$275,073	$240,440	14.4%
Same Store Cash NOI (1)	$58,601	$58,537	0.1%	$196,269	$195,635	0.3%
Adjusted EBITDAre	$66,470	$57,659	15.3%	$248,274	$214,854	15.6%
Core FFO	$52,604	$44,514	18.2%	$194,324	$160,792	20.9%
Core FFO per share / unit — basic	$0.46	$0.45	2.2%	$1.80	$1.72	4.7%
Core FFO per share / unit — diluted	$0.46	$0.44	4.5%	$1.79	$1.70	5.3%
AFFO	$50,157	$42,697	17.5%	$186,811	$157,423	18.7%
 (1) The Same Store pool accounted for 80.3% and 69.1% of the total portfolio square footage for the three and twelve months ended December 31, 2018, respectively.

Definitions of the above mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended December 31, 2018, the Company acquired 17 buildings for $217.9 million with an Occupancy Rate of 99.7% upon acquisition. The chart below details the acquisition activity for the quarter:

FOURTH QUARTER 2018 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Capitalization Rate
Greensboro/Winston-Salem, NC	10/22/2018	128,287	1	$8,376	8.0
Minneapolis/St Paul, MN	10/22/2018	109,444	1	8,064	4.8
Baltimore, MD	10/23/2018	60,000	1	7,538	5.2
Greenville/Spartanburg, SC	11/7/2018	210,891	1	11,289	10.1
Philadelphia, PA	11/19/2018	101,869	1	7,074	4.8
Detroit, MI (1)	11/26/2018	—	—	620	—
Milwaukee/Madison, WI	12/3/2018	162,230	1	14,132	14.9
Pittsburgh, PA	12/11/2018	119,161	1	15,502	12.1
Tucson, AZ	12/13/2018	129,047	1	10,075	4.7
Detroit, MI	12/14/2018	285,306	2	20,095	3.9
Greenville/Spartanburg, SC	12/17/2018	726,500	1	28,995	12.1
Milwaukee/Madison, WI	12/18/2018	288,201	2	14,586	4.1
Milwaukee/Madison, WI	12/19/2018	112,144	1	5,349	3.8
Chicago, IL	12/19/2018	195,415	1	16,134	7.2
Indianapolis, IN	12/20/2018	446,500	1	33,314	14.8
Pittsburgh, PA	12/20/2018	179,394	1	16,725	4.0
Total / weighted average		3,254,389	17	$217,868	9.0	6.6%
(1) Non-cash land acquisition.

 The chart below details the 2018 acquisition activity and Pipeline through February 13, 2019:

2018 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Capitalization Rate
Q1	1,091,868	6	$78,821	6.2	6.7%
Q2	2,726,162	15	185,300	7.7	7.1%
Q3	3,253,347	15	194,543	8.8	6.9%
Q4	3,254,389	17	217,868	9.0	6.6%
Total / weighted average	10,325,766	53	$676,532	8.3	6.9%

As of February 13, 2019
Subsequent to quarter-end acquisitions	176,684	1	$9,965

Pipeline	34.7 million	144	$2.4 billion

The chart below details the disposition activity for the year ended December 31, 2018:

2018 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	650,636	2	$50,379
Q2	1,009,021	5	31,200
Q3	339,956	4	10,495
Q4	1,854,959	8	119,461
Total	3,854,572	19	$211,535

Operating Portfolio Leasing Activity

The chart below details the leasing activity for leases signed during the three months ended December 31, 2018:

FOURTH QUARTER 2018 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change
New leases	756,150	5.2	$3.42	$3.51	$1.11	$0.66	10.9%	18.1%
Renewal Leases	1,874,666	5.4	$4.33	$4.52	$0.86	$0.48	6.8%	15.7%
Total / weighted average	2,630,816	5.3	$4.07	$4.23	$0.93	$0.54	8.0%	16.4%

The chart below details the leasing activity for leases signed during the year ended December 31, 2018:

2018 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change
New leases	2,513,085	6.3	$3.63	$3.77	$1.28	$0.84	10.3%	17.8%
Renewal Leases	7,129,299	4.8	$4.07	$4.22	$0.51	$0.30	7.3%	14.5%
Total / weighted average	9,642,384	5.2	$3.96	$4.10	$0.71	$0.44	7.9%	15.2%

The chart below details the Retention activity for the year ended December 31, 2018:

2018 RETENTION

	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention
Q1	5,579,301	4,640,916	5.5	83.2%
Q2	1,740,723	1,523,971	3.8	87.5%
Q3	1,330,937	1,028,546	4.6	77.3%
Q4	1,265,025	1,027,445	6.1	81.2%
Total / weighted average	9,915,986	8,220,878	5.2	82.9%

Liquidity and Capital Market Activity

As of December 31, 2018, the net debt to annualized Run Rate Adjusted EBITDAre was 4.9x.

On December 19, 2018, the company received an investment grade rating from Moody's Investor Services of Baa3 with a stable outlook. Subsequently, the Company reduced the credit spread on the outstanding unsecured term loans to a spread of 1.00% over LIBOR, and reduced the credit spread on the unsecured revolving credit facility to a spread of 0.90% over LIBOR.

The chart below details the ATM program activity for the year ended December 31, 2018:

2018 ATM ACTIVITY

ATM	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds ($000s)	Net Proceeds ($000s)
Q1	-	-	-	-
Q2	6,819,580	$25.92	$176,762	$175,003
Q3	3,568,382	$27.94	$99,695	$98,566
Q4	4,336,652	$26.29	$113,990	$112,838
Total / weighted average	14,724,614	$26.52	$390,447	$386,407

Conference Call

The Company will host a conference call tomorrow, Thursday, February 14, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13686278.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	December 31, 2018	December 31, 2017
Assets
Rental Property:
Land	$364,023	$321,560
Buildings and improvements, net of accumulated depreciation of $316,930 and $249,057, respectively	2,285,663	1,932,764
Deferred leasing intangibles, net of accumulated amortization of $246,502 and $280,642, respectively	342,015	313,253
Total rental property, net	2,991,701	2,567,577
Cash and cash equivalents	7,968	24,562
Restricted cash	14,574	3,567
Tenant accounts receivable, net	42,236	33,602
Prepaid expenses and other assets	36,902	25,364
Interest rate swaps	9,151	6,079
Assets held for sale, net	—	19,916
Total assets	$3,102,532	$2,680,667
Liabilities and Equity
Liabilities:
Unsecured credit facility	$100,500	$271,000
Unsecured term loans, net	596,360	446,265
Unsecured notes, net	572,488	398,234
Mortgage notes, net	56,560	58,282
Accounts payable, accrued expenses and other liabilities	45,507	43,216
Interest rate swaps	4,011	1,217
Tenant prepaid rent and security deposits	22,153	19,045
Dividends and distributions payable	13,754	11,880
Deferred leasing intangibles, net of accumulated amortization of $12,764 and $13,555, respectively	21,567	21,221
Total liabilities	1,432,900	1,270,360
Equity:
Preferred stock, par value $0.01 per share, 15,000,000 shares authorized,
Series B, -0- and 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at December 31, 2018 and December 31, 2017, respectively	—	70,000
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at December 31, 2018 and December 31, 2017	75,000	75,000
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 112,165,786 and 97,012,543 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	1,122	970
Additional paid-in capital	2,118,179	1,725,825
Cumulative dividends in excess of earnings	(584,979)	(516,691)
Accumulated other comprehensive income	4,481	3,936
Total stockholders’ equity	1,613,803	1,359,040
Noncontrolling interest	55,829	51,267
Total equity	1,669,632	1,410,307
Total liabilities and equity	$3,102,532	$2,680,667

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Revenue
Rental income	$78,427	$69,210	$295,654	$255,831
Tenant recoveries	14,596	12,053	54,039	45,005
Other income	267	7	1,300	251
Total revenue	93,290	81,270	350,993	301,087
Expenses
Property	18,286	15,389	69,021	57,701
General and administrative	8,415	8,259	34,052	33,349
Property acquisition costs	—	702	—	5,386
Depreciation and amortization	42,396	40,595	167,617	150,881
Loss on impairments	3,248	1,879	6,182	1,879
Gain on involuntary conversion	—	(655)	—	(325)
Other expenses	413	284	1,277	1,786
Total expenses	72,758	66,453	278,149	250,657
Other income (expense)
Interest and other income	4	2	20	12
Interest expense	(13,215)	(10,912)	(48,817)	(42,469)
Loss on extinguishment of debt	—	—	(13)	(15)
Gain on the sales of rental property, net	39,935	5,017	72,211	24,242
Total other income (expense)	26,724	(5,893)	23,401	(18,230)
Net income	$47,256	$8,924	$96,245	$32,200
Less: income attributable to noncontrolling interest after preferred stock dividends	1,634	267	3,319	941
Net income attributable to STAG Industrial, Inc.	$45,622	$8,657	$92,926	$31,259
Less: preferred stock dividends	1,289	2,449	7,604	9,794
Less: redemption of preferred stock	—	—	2,661	—
Less: amount allocated to participating securities	77	84	276	334
Net income attributable to common stockholders	$44,256	$6,124	$82,385	$21,131
Weighted average common shares outstanding — basic	110,244	95,192	103,401	89,538
Weighted average common shares outstanding — diluted	110,667	95,764	103,807	90,004
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.40	$0.06	$0.80	$0.24
Net income per share attributable to common stockholders — diluted	$0.40	$0.06	$0.79	$0.23

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
NET OPERATING INCOME RECONCILIATION
Net income	$47,256	$8,924	$96,245	$32,200
Asset management fee income	—	—	—	(52)
General and administrative	8,415	8,259	34,052	33,349
Transaction costs	44	702	214	5,386
Depreciation and amortization	42,396	40,595	167,617	150,881
Interest and other income	(4)	(2)	(20)	(12)
Interest expense	13,215	10,912	48,817	42,469
Loss on impairments	3,248	1,879	6,182	1,879
Gain on involuntary conversion	—	(655)	—	(325)
Loss on extinguishment of debt	—	—	13	15
Other expenses	369	284	1,063	1,097
Loss on incentive fee	—	—	—	689
Gain on the sales of rental property, net	(39,935)	(5,017)	(72,211)	(24,242)
Net operating income	$75,004	$65,881	$281,972	$243,334

Net operating income	$75,004	$65,881	$281,972	$243,334
Straight-line rent adjustments, net	(2,756)	(2,313)	(10,929)	(6,691)
Straight-line termination income adjustments, net	(77)	(308)	(134)	(786)
Intangible amortization in rental income, net	958	710	4,164	4,583
Cash net operating income	$73,129	$63,970	$275,073	$240,440

Cash net operating income	$73,129
Cash NOI from acquisitions' and dispositions' timing	1,023
Cash termination income	(93)
Run Rate Cash NOI	$74,059

Same Store Portfolio NOI
Total NOI	$75,004	$65,881	$281,972	$243,334
Less: NOI non-same-store properties	(15,488)	(6,118)	(82,861)	(47,117)
Less: termination income	(170)	(97)	(522)	(81)
Same Store NOI	$59,346	$59,666	$198,589	$196,136
Less: straight-line rent adjustments, net	(1,760)	(1,747)	(5,571)	(4,435)
Plus: intangible amortization in rental income, net	1,015	618	3,251	3,934
Same Store Cash NOI	$58,601	$58,537	$196,269	$195,635

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$47,256	$8,924	$96,245	$32,200
Depreciation and amortization	42,396	40,595	167,617	150,881
Interest and other income	(4)	(2)	(20)	(12)
Interest expense	13,215	10,912	48,817	42,469
Loss on impairments	3,248	1,879	6,182	1,879
Gain on the sales of rental property, net	(39,935)	(5,017)	(72,211)	(24,242)
EBITDAre	$66,176	$57,291	$246,630	$203,175

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$66,176	$57,291	$246,630	$203,175
Straight-line rent adjustments, net	(2,789)	(2,312)	(11,029)	(6,689)
Intangible amortization in rental income, net	958	710	4,164	4,583
Non-cash compensation expense	2,251	2,388	8,922	9,547
Termination income	(170)	(465)	(640)	(1,527)
Transaction costs	44	702	214	5,386
Gain on involuntary conversion	—	(655)	—	(325)
Loss on extinguishment of debt	—	—	13	15
Loss on incentive fee	—	—	—	689
Adjusted EBITDAre	$66,470	$57,659	$248,274	$214,854

Adjusted EBITDAre	$66,470
Adjusted EBITDAre from acquisitions' and dispositions' timing	1,023
Run Rate Adjusted EBITDAre	$67,493

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$47,256	$8,924	$96,245	$32,200
Rental property depreciation and amortization	42,322	40,522	167,321	150,591
Loss on impairments	3,248	1,879	6,182	1,879
Gain on the sales of rental property, net	(39,935)	(5,017)	(72,211)	(24,242)
Funds from operations	$52,891	$46,308	$197,537	$160,428
Preferred stock dividends	(1,289)	(2,449)	(7,604)	(9,794)
Redemption of preferred stock	—	—	(2,661)	—
Funds from operations attributable to common stockholders and unit holders	$51,602	$43,859	$187,272	$150,634

Funds from operations attributable to common stockholders and unit holders	$51,602	$43,859	$187,272	$150,634
Intangible amortization in rental income, net	958	710	4,164	4,583
Transaction costs	44	702	214	5,386
Loss on extinguishment of debt	—	—	13	15
Gain on involuntary conversion	—	(655)	—	(325)
Loss on incentive fee	—	—	—	689
Gain on swap ineffectiveness	—	(102)	—	(190)
Redemption of preferred stock	—	—	2,661	—
Core funds from operations	$52,604	$44,514	$194,324	$160,792

Weighted average common shares, participating securities, performance units and other units
Weighted average common shares outstanding	110,244	95,192	103,401	89,538
Weighted average participating securities outstanding	191	237	195	238
Weighted average units outstanding	4,069	4,111	4,159	3,934
Weighted average common shares, participating securities, and other units - basic	114,504	99,540	107,755	93,710
Weighted average performance units and outperformance plan	219	122	234	226
Dilutive common share equivalents	423	572	406	466
Weighted average common shares, participating securities, performance and other units - diluted	115,146	100,234	108,395	94,402
Core funds from operations per share / unit - basic	$0.46	$0.45	$1.80	$1.72
Core funds from operations per share / unit - diluted	$0.46	$0.44	$1.79	$1.70

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$52,604	$44,514	$194,324	$160,792
Non-rental property depreciation and amortization	74	73	296	290
Straight-line rent adjustments, net	(2,789)	(2,312)	(11,029)	(6,689)
Straight-line termination income adjustments, net	(77)	(308)	(134)	(786)
Recurring capital expenditures	(448)	(1,735)	(2,914)	(3,264)
Renewal lease commissions and tenant improvements	(2,076)	(457)	(4,970)	(4,554)
Non-cash portion of interest expense	618	534	2,316	2,087
Non-cash compensation expense	2,251	2,388	8,922	9,547
Adjusted funds from operations (1)	$50,157	$42,697	$186,811	$157,423

(1) Excludes Non-Recurring Capital Expenditures of approximately $5,196, $19,803, $3,512 and $16,072 and new leasing commissions and tenant improvements of approximately $2,028, $5,355, $1,333 and $4,952 for the three months and year ended December 31, 2018 and 2017, respectively.

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Capitalization Rate: We define Capitalization Rate as the estimated weighted average cash Capitalization Rate, calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2018.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease executed during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, and Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest income and expense, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes transaction costs, termination income, straight-line rent adjustments, non-cash compensation, intangible amortization in rental income, gain (loss) on involuntary conversion, loss on extinguishment of debt, loss on incentive fee, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO and AFFO exclude transaction costs, intangible amortization in rental income, loss on extinguishment of debt, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, loss on incentive fee, and non-recurring other expenses. AFFO also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts Recurring Capital Expenditures and lease renewal commissions and tenant improvements.

None of FFO, Core FFO or AFFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO and AFFO similarly as FFO.

However, because FFO, Core FFO and AFFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculations of Core FFO and AFFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: U.S. generally accepted accounting principles.

Market: We define Market as the market defined by CoStar based on the building address. If the building is located outside of a CoStar defined market, the city and state is reflected.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements and other income, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, asset management fee income, transaction costs, gain or loss on involuntary conversion, loss on extinguishment of debt, gain on sales of rental property, loss on incentive fee, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.
Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements. Non-Recurring Capital Expenditures funded by parties other than the Company and Acquisition Capital Expenditures are excluded.
Occupancy Rate: We define occupancy rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all warehouse and light manufacturing assets that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office assets and assets contained in the Value Add Portfolio.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life. Recurring Capital Expenditures funded by parties other than the Company are excluded.
Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for twelve months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration and (iii) an early renewal or workout, which ultimately does extend the original term for twelve months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented.

Stabilization: We define Stabilization for assets under redevelopment to occur upon the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:

•	If acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;

•
If acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease, calculated on a straight-line basis, of the lease executed during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:

•	Less than 75% occupied as of the acquisition date;

•	Will be less than 75% occupied due to known move-outs within two years of the acquisition date;

•	Out of service with significant physical renovation of the asset

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2018, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.